                                                                    EXHIBIT 3.36

                                     BY-LAWS

                                       OF

                         ASAHI MOTOR WHEEL COMPANY, INC.


                         ASAHI MOTOR WHEEL COMPANY, INC.

                                     BY-LAWS

                                Table of Contents

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ARTICLE I - OFFICES

        Section 1.    General and Registered Offices ...................................................      1

        Section 2.    Other Offices ....................................................................      1

ARTICLE II - MEETINGS OF STOCKHOLDERS

        Section 1.    Time and Place of Meetings .......................................................      2

        Section 2.    Annual Meeting ...................................................................      2

        Section 3.    Special Meetings .................................................................      2

        Section 4.    Notice of Meetings ...............................................................      3

        Section 5.    Quorum............................................................................      3

        Section 6.    Voting ...........................................................................      4

        Section 7.    Written Action....................................................................      5

ARTICLE III - DIRECTORS

        Section 1.    Numbers of Directors..............................................................      5

        Section 2.    Authority of the Board of Directors...............................................      5

        Section 3.    Meetings of the Board of Directors................................................      6

        Section 4.    Notice of Meetings................................................................      6

        Section 5.    Quorum; Required Vote; Election of Chairman.......................................      7

        Section 6.    Written Action....................................................................      9

        Section 7.    Location of Meetings; Participation in Meetings by Conference Telephone...........      9


                                Table of Contents
                                   (continued)

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        Section 8.    Committees........................................................................     10

        Section 9.    Compensation......................................................................     11

        Section 10.   Rules.............................................................................     11

ARTICLE IV - NOTICES

        Section 1.    Generally.........................................................................     11

        Section 2.    Waivers...........................................................................     12

ARTICLE V - OFFICERS

        Section 1.    Officers; Executive Committee.....................................................     12

        Section 2.    Compensation......................................................................     14

        Section 3.    Succession........................................................................     14

        Section 4.    Authority and Duties..............................................................     15

        Section 5.    Execution of Documents............................................................     15

ARTICLE VI - STOCK

        Section 1.    Certificates......................................................................     16

        Section 2.    Transfer..........................................................................     16

        Section 3.    Legends...........................................................................     17

        Section 4.    Lost, Stolen or Destroyed Certificates............................................     17

ARTICLE VII - GENERAL PROVISIONS

        Section 1.    Fiscal year.......................................................................     17

        Section 2.    Corporate Seal....................................................................     18


                                Table of Contents
                                   (continued)

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        Section 3.    Reliance upon Books, Reports and Records .........................................     18

        Section 4.    Time Periods .....................................................................     18

        Section 5.    Dividends ........................................................................     18

ARTICLE VIII - AMENDMENTS

        Section 1.    Amendments........................................................................     19

                         ASAHI MOTOR WHEEL COMPANY, INC.

                                     BY-LAWS

         Asahi Motor Wheel Company, Inc. (the "Corporation") and the stockholders of the Corporation are parties to a joint venture agreement entered into pursuant to Sections 350 and 354 of the General Corporation Law of the State of Delaware ("GCL") (such agreement, as amended from time to time, is herein referred to as the "Joint Venture Agreement"). If the provisions of these By-Laws conflict with, or are at variance with, the provision of the Joint Venture Agreement, the provisions of the Joint Venture Agreement shall control.

                                    ARTICLE I

                                     OFFICES

         Section 1. General and Registered Office. The general office of the Corporation shall be located at such place, within or without the State of Delaware, as the Board of Directors shall, from time to time, determine or the business of the Corporation may require. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be authorized by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. Annual meetings of the stockholders, commencing with the year 1989, shall be held on the second Thursday in July if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m. (local time at the principal offices of the Corporation), or at such other date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall, in accordance with Article FOURTH of the Certificate of Incorporation, elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by Certificate of Incorporation, may be called by the Board of Directors, and shall be called by the President or the Secretary at the request in writing of stockholders owning two-thirds in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting. Any special meeting of stockholders shall be held at such place, on such date and at such time as the President or the Secretary, as the case may be, shall fix.

         Section 4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than thirty nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 5. Quorum. The holders of two-thirds of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

         Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the stockholder or his or her duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. The vote upon any question brought before a meeting of the stockholders shall be by written ballot. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of two-thirds of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereon shall decide any question properly brought before such meeting, unless the question (a) shall relate to the election of members of the Board of Directors of the Corporation, in which case such question shall be decided pursuant to Article FOURTH of the Certificate of Incorporation, or (b) is one upon which, by express provision of law, the Certificate of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 7. Written Action. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Number of Directors. As set forth in the Certificate of Incorporation, the number of Directors of the Corporation shall be eight.

         Section 2. Authority of the Board of Directors. Except to the extent otherwise provided in the Certificate of

Incorporation, the Joint Venture Agreement and these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation, by these By-Laws or by the Joint Venture Agreement directed or required to be exercised or done by the stockholders.

         Section 3. Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors (not less frequently than once each year). Special meetings of the Board of Directors may be called by the President and shall be called by the President or the Secretary on the written request of any director.

         Section 4. Notice of Meetings. (a) Notice of the time and place of the meetings of the Board of Directors shall be effective (i) if delivered to each director by recognized overnight courier delivery services or by confirmed telecopy at least 14 days prior to the date of such meeting, (ii) if telephoned or hand-delivered to each director at least 14 days prior to the date of such meeting, or (iii) if delivered to each director by one of the methods specified in subclauses (i) or (ii) of this Section 4(a) at least 72 hours prior to the time of such meeting after receipt by the Corporation of a written request for a meeting, signed by at least one director elected by the holders of a majority of the Series A Shares and at least one director elected by the holders of a majority of the Series B Shares, stating that the meeting should be held more promptly than would otherwise be permitted pursuant to subclauses (i) and (ii) of this Section 4(a). Actual receipt of notice by the directors shall not be required, and notice under this Section 4 shall be deemed received if sent to a director at the address or the telecopy number designated for such notices by the director or communicated to the director or to a responsible person at the telephone number designated for such notices by the director.

         (b) Notices of meetings of the Board of Directors shall identify the purpose of the meeting and the business to be transacted at the meeting including an agenda setting forth actions to be voted upon at such meeting; provided that the failure to specifically identify an action to be taken or voted upon or business to be transacted shall not invalidate any action taken or any business transacted at a meeting.

         (c) This Section 4 of Article III of the By-Laws may not be amended by the Board of Directors unless all of the directors shall approve of or consent to the amendment or by the stockholders unless the holders of all of the issued and outstanding shares of capital stock of the Corporation shall vote in favor of or consent to the amendment.

         Section 5. Quorum; Required Vote; Election of Chairman. (a) Five members of the Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

         (b) No action of the Board of Directors shall be valid for any purpose unless taken in accordance with this Section 5. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, provided, however, that any such majority must include at least two directors elected by the holders of a majority of the Series A Shares and at least two directors elected by the holders of a majority of the Series B Shares.

         (c) Each of the actions by the Corporation set forth in Exhibit A attached to these By-Laws shall be considered by, and require the approval of, the Board of Directors.

         (d) The Board of Directors shall elect one of the directors who is elected by the holders of a majority of the Series A Shares (but who is not an employee of the Corporation) to serve as the Chairman of the Board of Directors to preside over meetings of the Board of Directors, provided, that if all Shares other than Series A Shares are held by one stockholder, the Chairman of the Board of Directors shall be elected for a two year term and shall, in alternating two year periods, be a director who is elected by such stockholder (but who is not an employee of the Corporation) or a director who is elected by the holders of a majority of the Series A Shares (but who is not an employee of the Corporation).

         (e) In the event a director is not able to attend a meeting of the Board of Directors, the holder of a majority of the Series of the Shares which elected that director may, by written consent delivered in accordance with the Certificate of Incorporation, remove the absent director and appoint a new director to act at such meeting. Such absent director may be subsequently reappointed in accordance with the procedure set forth in the preceding sentence.

         (f) The provisions of subsection (a), (b), (e) and this subsection (f) of this Section 5 of Article III of the By-Laws may not be amended by the Board of Directors unless all of the Directors shall approve of or consent to the amendment or by the stockholders unless the holders of all of the issued and outstanding capital stock of the Corporation shall vote in favor of or consent to the amendment.

         Section 6. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

         Section 7. Location of Meetings; Participation in Meetings by Conference Telephone. Meetings of the Board of Directors may be held at any location, within or without the United

States. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 8. Committees. The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the Corporation as the Board of Directors may determine, including at least one director elected by holders of a majority of the Series A Shares and at least one director elected by holders of a majority of the Series B Shares. Any such committee may exercise such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. Subject to the provisions of this Section 8, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

         Section 9. Compensation. Each member of the Board of Directors shall serve in such capacity without compensation by the Corporation, provided that the foregoing, shall not prohibit the Corporation from compensating any member of the Board of Directors engaged by the Corporation in any other capacity. The Corporation shall pay the reasonable expenses of each director incurred in connection with his duties as a director including travel expenses.

         Section 10. Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these By-Laws.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Generally. Except as otherwise provided in these By-Laws, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by recognized overnight courier delivery services, addressed to such director or stockholder at his address as it appears on the records of the Corporation and such notice shall be deemed to be given at the time when the same shall be deposited with a recognized overnight courier delivery service. Notice to directors may also be given by the methods specified in Section 4(a) of these By-Laws.

         Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation, these By-Laws or the Joint Venture Agreement, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Officers; Executive Committee. (a) The officers of the Corporation shall consist of a President, two

Executive Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person but no officer may take any action or execute any document on behalf of the Corporation in more than one capacity.

         (b) Between meetings of the Board of Directors, substantive items of business shall be determined by the Executive Committee consistent with the policies established by the Board of Directors. The Executive Committee shall consist of three officers, (i) the President of the Corporation who shall be appointed by the holders of a majority of the Series A Shares, (ii) an Executive Vice President of the Corporation who shall be appointed by the holders of a majority of the Series B Shares, and (iii) the other Executive Vice President of the Corporation who shall be appointed by the holders of a majority of the Series C Shares. Any action by the Executive Committee shall require unanimous agreement of its members. The provisions of this subsection (b) of this Section 1 of Article V of the By-Laws may not be amended by the Board of Directors unless all of the directors shall approve of or consent to the amendment or by the stockholders unless the holders of all of the issued and outstanding capital stock of the Corporation shall vote in favor of or consent to the amendment.

         (c) Each of the actions set forth in Exhibit B attached to these By-Laws shall be referred by the officers of the Corporation to, and may be approved by, the Executive Committee without approval of the Board of Directors.

         Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to the Executive Committee or an officer of the Corporation.

         Section 3. Succession. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. In the case of the President or an Executive Vice President of the Corporation, such officers may only be removed by the vote of the holders of a majority of Series A Shares, Series B Shares or Series C Shares, as the case may be, which appointed such officer. Any officer may resign at any time upon written notice to the Corporation. Subject to the provisions of Section 1 of this Article with respect to the procedures for the appointment of the President or the Executive Vice Presidents of the Corporation, any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution regardless of whether such authority and duties are customarily incident to such office.

         Section 5. Execution of Documents. The President shall have full power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In addition, the President may delegate to other officers, employees and agents of the Corporation the power and authority to execute, on behalf of the Corporation, duly authorized contracts, agreements, deeds, conveyances, or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.

                                   ARTICLE VI

                                      STOCK

         Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by, the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal, if any. Where any such certificate is countersigned by a transfer agent or a registrar other than the Corporation or its employee, the signatures of any such officers of the Corporation and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

         Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer which complies with any restriction on the transfer of such shares as may then exist, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. Legends. Each certificate for stock shall include the legends for stock referred to in Section 347(a)-(c) of the GCL and such other legends, not inconsistent with the GCL, as the Board of Directors of the Corporation may specify.

         Section 4. Lost, Stolen or Destroyed Certificates. The President may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the President, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the President may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the President may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on April 1 or such other date as shall be fixed from time to time by the Board of Directors.

         Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         Section 4. Time Periods. In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

         Section 5. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. Amendments. These By-Laws and the Exhibits attached hereto may be altered, amended or repealed, and new By-Laws may be adopted only by the holders of two-thirds of the issued and outstanding shares of capital stock of the Corporation, except where provisions of these By-Laws shall require a different or greater vote, in which case such requirements for a different or greater vote shall govern.

                                                                       Exhibit A

                           Actions Requiring Approval
                           of the Board of Directors

         The following actions shall require the approval of the Board of
Directors:

      (i) Appointment and removal of officers of NEWCO other than executive officers appointed pursuant to Article V, Section l(b) of the By-Laws;

     (ii) Execution of employment agreements with officers of the Corporation, provided, however, that the Board of Directors shall not unreasonably refuse to approve employment agreements between the Corporation and the executive officers appointed pursuant to
               Article V, Section l(b) of the By-Laws;

    (iii) Formation or alteration of any contract between NEWCO and any party to the Joint Venture Agreement;

     (iv) Determination of resolutions to be submitted by management for shareholder approval and approval of all financial statements and other materials to be distributed to shareholders by management;

      (v) Consideration of the acquisition of Additional Facilities pursuant to Section 6.1 of the Joint Venture Agreement;

     (vi)      Commencement or settlement of material litigation;

    (vii) Capital investment in an amount exceeding $500,000 in any one transaction or $1,000,000 in any fiscal year;

   (viii) Borrowing of an amount exceeding $1,000,000 in any fiscal year, or the negotiation of a line of credit permitting borrowing in an amount exceeding $1,000,000, provided, however, that no approval by the Board of Directors shall be required for borrowings under such line of credit;

     (ix)      Lending an amount exceeding $1,000,000 in any fiscal year;

      (x) Any purchase, or binding commitment to make purchases, of non-capital assets in an amount exceeding $1,500,000;

     (xi) Any guarantee of an obligation of a third party in excess of $1,000,000;

    (xii)      Approval of long term business plans;

   (xiii) Sale, assignment, transfer, lease or pledge of all or a substantial portion of the assets of NEWCO; and

    (xiv) Any other matter for which approval of the Board of Directors is required under the terms of this Agreement, the Transaction Agreements or applicable law.

                                                                       Exhibit B

                           Executive Committee Actions

         The following actions shall be referred to, and may be approved by, the Executive Committee without approval of the Board of Directors:

      (i)      Major policy decisions regarding marketing;

     (ii)      Major personnel policy decisions;

    (iii) Any capital investment in an amount exceeding $100,000 but not exceeding $500,000;

     (iv) Any transaction for borrowing or lending an amount exceeding $100,000 but not exceeding $1,000,000 in any fiscal year;

      (v)      Approval of annual and semi-annual operating budgets;

     (vi)      Employment of managers;

    (vii)      Retention of lawyers and changes of accountants; and

   (viii) Any other matter for which approval of the Executive Committee is required under the terms of this Agreement, the Transaction Agreements, or applicable law.

                                   MINUTES OF

                  THE REGULAR MEETING OF THE BOARD OF DIRECTORS

                                       OF

                         ASAHI MOTOR WHEEL COMPANY, INC.

                                  JUNE 17, 1992

         Pursuant to written notice given to all Directors, the Regular Quarterly Meeting of the Board of Directors of Asahi Motor Wheel Company, Inc. was held on Wednesday, June 17, 1992, at the Company offices, located at 300 Highway 461, Somerset, Kentucky 42501.

         Joseph C. Overbeck, Chairman of the Board chaired the meeting and Charles C. Adams, Secretary took the Minutes. All Directors were present.

         Chairman Overbeck proceeded to state that the Minutes of the previous meeting had been circulated among the Directors prior to the Meeting and requested if there were any changes or additions. There being none upon motion of Director Tuley, seconded by Director Gardner, the Minutes of the last meeting were approved as read.

         It was reported that the Audit Committee met with the Company's Auditor, Ernst and Young, prior to the Meeting. Director Tuley stated that the Auditor's had found no weakness in the internal controls of the Company and everything appeared to be operating smoothly. Thereupon, upon motion by Director Tuley, seconded by Director Gardner, it was moved that the following resolution be adopted:

                                   RESOLUTION

         WHEREAS, there has been presented to the Board of Directors the audited financial statement of the Company for the fiscal year ending March 31, 1992, and

         WHEREAS, it has been recommended by the Audit Committee that the audited financial statement be approved by the Board of Directors,

         BE IT NOW RESOLVED, that the Board of Directors approve the audited financial statement for the fiscal year ending March 31, 1992.

         BE IT FURTHER RESOLVED, that the audited financial statement for the fiscal year ending March 31, 1992, be attached hereto and made a part of the Minutes of this Board Meeting.

         Motion passed unanimously.

         The Chairman of the Board having asked for nominations for election of President pursuant to the provisions of Article V, Section l(b), Director Tuley representing the holder of all of the Series A stock nominated Douglas V. Switzer for President. There being no further nominations upon motion of Director Tuley, seconded by Director McCotter, it was moved that Douglas V. Switzer be elected by acclamation. Motion carried unanimously.

         The Chairman of the Board having asked for the nominations for the election of an Executive Vice-President pursuant to the provisions of Article V, Section l(b), Director Asai representing the holder of all of the Series B shares, nominated Tetsuya Otsuka, as Executive Vice-President. There being no further nominations, upon motion of Director Asai, seconded by Director Tuley, it was moved that Tetsuya Otsuka be elected by acclamation. Motion carried unanimously.

         The Chairman of the Board having asked for nominations for the election of Executive Vice-President, pursuant to the provisions of Article V, Section l(b), Director Jon Gardner, representing the holder of all of the Series C stock, nominated J. Sekimori, as Executive Vice-President. There being no further nominations, upon motion of Director Jon Gardner, seconded by Director Tuley, it was moved that J. Sekimori be elected by acclamation. Motion carried unanimously.

         The Chairman having asked for nominations for the election of a Chairman of the Board, pursuant to the provisions of Article III, Section 5(d), Director Tuley nominated Joseph C. Overbeck for the office of Chairman of the Board. There being no further nominations, upon motion of Director Tuley, seconded by Director McCotter, it was moved that Joseph C. Overbeck be elected Chairman of the Board by acclamation. Motion carried unanimously.

         The Chairman then asked for nominations for the election of Secretary, Assistant Secretary and Treasurer. Director Tuley thereupon nominated Charles C. Adams for the office of Secretary, Dale Martin for the office of Assistant Secretary and J. Sekimori for the office of Treasurer. There being no further nominations for the office of Secretary, Assistant Secretary and Treasurer, it was thereupon moved by Director Tuley, seconded by Director Gardner that the nominees be elected to fill the respective offices for which they were nominated. Motion carried unanimously.

         Chairman Overbeck then called for a general discussion in respect to changing the Corporate name of the Company. After discussion as to the use of various names, motion was made by Director Tuley and seconded by Director Gardner that the name of the Corporation be changed to Al-Tec Wheel, Inc., providing that such name passed the appropriate verification checks. Upon a vote upon the Motion, all Directors voted in favor.

         The Audit Committee having recommended that the fiscal year be changed to better fit the needs of the Company, it was moved by Director Tuley and seconded by Director Gardner that the following Resolution be adopted:

                                   RESOLUTION

         WHEREAS, Section 1 of Article VII of the By-Laws of Asahi Motor Wheel Company, Inc. provides that the fiscal year of the Corporation shall begin on April 1, or such other date as shall be fixed from time to time by the Board of Directors, and;

         WHEREAS, pursuant to the foregoing By-Laws, the Directors heretofore on October 2, 1988 by written consent provided that the Corporation's fiscal year shall end on March 31 of each year, and;

         WHEREAS, the Board of Directors has determined that it would be in the best interest of the Corporation to change the fiscal year from April 1 through March 31 to January 1 through December 31 of each and every year commencing January 1, 1993;

         NOW THEREFORE, BE IT RESOLVED that pursuant to Section 1, Article VII of the By-Laws, the Board of Directors do hereby change the fiscal year of Asahi Motor Wheel Company, Inc. from April 1 through March 31 to January 1 through December 31, effective January 1, 1993.

         BE IT FURTHER RESOLVED, that the Officers of said Corporation take all necessary and appropriate action to effect the change of the fiscal year of said Corporation as hereinbefore provided.

         All Directors voted in favor.

         President Switzer then proceeded to give a Marketing Report. He reviewed the Sales history of fiscal year #3 in comparison to the budget and made a budget forecast for fiscal year #4. He proceeded to make certain market assumptions and a forecast for the current fiscal year #4. He then proceeded to discuss the AMW wheel usage rate and potential for fiscal years #5 and #6. He reviewed various business opportunities that the Company would have and discussed government legislation that might impact upon the business future of AMW. Attached hereto and made a part of the Minutes is the data presented by President Switzer in respect to his Market Report.

         Vice President Sekimori then proceeded to give a Financial Report.

         Following the Financial Report there was a general discussion about daily production rate, the accident rate, and the need for the Safety Committee to appear before the Board with a Plan to improve safety.

         Chairman Overbeck then stated that the name change program should be made known to the Board as soon as it was finalized. The Chairman went on to state that there was an overall improvement made in the operation. He then requested that the Directors make recommendations as to the date of the next Regular Meeting. After discussion, it was the general consensus that the next meeting would be held on October 15, 1992, and that the Board Meeting thereafter should be held in April of 1993.

         There being no further business to come before the Board, upon motion being duly seconded, the Meeting adjourned.

                                                 _______________________________
                                                 CHARLES C. ADAMS, SECRETARY
                                                 ASAHI MOTOR WHEEL COMPANY, INC.

APPROVED BY:
______________________________
JOSEPH C. OVERBECK, CHAIRMAN
ASAHI MOTOR WHEEL COMPANY, INC.

                           MINUTES OF REGULAR MEETING

                               OF SHAREHOLDERS OF

                         ALUMINUM WHEEL TECHNOLOGY, INC.

                               HELD APRIL 7, 1993

         Pursuant to written notice given to all Shareholders, the regular meeting of the Shareholders of Aluminum Wheel Technology, Inc., was held on Wednesday, April 7, 1993, at the Company offices located at 300 Highway 461, Somerset, Kentucky 42501.

         Joseph C. Overbeck, Chairman of the Board, conducted the meeting and Charles C. Adams, Secretary, took the minutes of the meeting.

         Upon commencement of the meeting, it was determined hat all holders of Class A shares of stock were present and had authorized Joseph C. Overbeck, President of Motor Wheel Corporation, to designate the Directors to be elected on behalf of the Class A stockholders; that it was further determined that all holders of Class B shares of stock were present and represented by President Ichinosuke Oka, President of Asahi Tech Corporation, who was authorized to designate the Directors on behalf of the Class B stockholders; that further all holders of Class C shares of stock held by Tomin Corporation and Tomin American, Inc. were present and Jon S. Gardner, Vice-President and General Manager of Tomin American, Inc. had been authorized to act on behalf of said corporations holding all the outstanding shares of Class C stock entitled to vote on behalf of said corporations.

         Chairman Overbeck then requested the representative authorized to vote each class of stock to nominate and elect the Directors representing their respective class of stock. The representatives then nominated and elected the following persons as directors to serve for the coming year:

CLASS A STOCK                    CLASS B STOCK               CLASS C STOCK
Joseph C. Overbeck               S. Asai                     Jon S. Gardner
Cornelius Nolan                  T. Egusa
R. W. Tuley                      T. Otsuka
R. B. Switzer

         The Chairman of the Board then requested approval of the minutes which had previously been circulated among the Shareholders. Thereupon, motion being duly made and seconded the minutes of the last Shareholder's Meeting were approved.

         It was pointed out to the Shareholders that Article 2, Section 2, dealing with the annual meeting of Shareholders required that said meeting be held on the second Thursday in July, if not a legal holiday and if a legal holiday, then on the next business day following at 10:00 A.M., local time at the principal office of the corporation or at such other date and time as shall be designated from time to time by the Board of Directors, at which meeting the Shareholders shall, in accordance with Article IV, elect a Board of Directors and transact other business as may be brought before the meeting.

         In view of the fact that the fiscal year had been changed to run from January 1 through December 31 of each year, it was decided that it would be advantageous to hold the annual meeting of Shareholders at an earlier date than the second Thursday in July. Upon motion being duly made and seconded the following Resolution, pursuant to the provisions of Article VIII, Section 1 Amendments, was submitted to a vote of the Shareholders:

                                   RESOLUTION

                  WHEREAS, pursuant to the provisions of Article 7,
         Section 1, the Board of Directors did heretofore change the fiscal year of the corporation from April 1 to January 1 of each successive year commencing January 1, 1993; and,

                  WHEREAS, it would be advantageous to hold the annual meeting of shareholders at an earlier date than the second Thursday in July which is now required by Article II, Section 2 of the Bylaws,

                  BE IT THEREFORE RESOLVED that pursuant to Article VIII, Section 1 Amendments, Article II, Section 2 of the
         Bylaws is hereby amended to read as follows:

         "Section 2 Annual Meeting. Annual meetings of the stockholders, commencing with the year 1994 and annually thereafter shall be held upon such date, time and place as shall be designated by the Board of Directors by Resolution duly adopted at its last meeting which is held in calendar year 1993 and in each successive calendar year thereafter at which meeting the stockholders shall, in accordance with Article Four of the Certificate of Incorporation, elect a Board of Directors and transact such other business as may properly be brought before the meeting."

                           Upon the Motion of Joseph C. Overbeck
                  representing Shareholder Motor Wheel Corporation seconded by Jon S. Gardner representing Shareholders Tomin Corporation and Tomin America, Inc., the foregoing Resolution was duly adopted by the vote of the holders of more than two-thirds of the issued and outstanding shares of capital stock of the corporation which consists of 4,160 shares. The number of shares cast in favor of the Amendment of said Bylaws being as follows: Motor Wheel Corporation 2080 shares, Asahi Tec Corporation 1664 shares, Tomin Corporation 208 shares, Tomin America, Inc. 208 shares. The Resolution was adopted unanimously.

                  There being no further business brought before the Shareholders, upon motion duly made and seconded the meeting of the Shareholders adjourned.

                                                 /s/ CHARLES C. ADAMS, SECRETARY
                                                 -------------------------------
                                                     CHARLES C. ADAMS, SECRETARY

APPROVED BY:

___________________________
JOSEPH C. OVERBECK
CHAIRMAN OF THE BOARD

                                      PROXY

                  The undersigned, Tomin America Inc., a New York corporation, having its principal place of business at 1285 Avenue of the Americas, New York, New York 10019, in our capacity as Shareholder of Aluminum Wheel Technology, Inc. ["Alumitech"] hereby makes, constitutes and appoints Mr. Jon S. Gardner, Vice President and General Manager of Corporate Development and Subsidiary Operations of Tomin America Inc. our true and lawful attorney, to act for us on our behalf, and in our name, with the same force and effect as if we were actually present by vesting with him the following powers:

                  1. To attend the meeting of Shareholders of Alumitech to be held in Somerset, Kentucky on the 7th day of April, 1993, and any and all adjournments thereto;

                  2. To vote on such matters as any properly come before said Shareholders Meeting in accordance with our instructions; and

                  3. To do any and all other acts and things necessary for the completion of the Shareholders Meeting.

                  IN WITNESS WHEREOF, Tomen America Inc. has caused this instrument to be signed by Kazuo Miyaoka, its President, in the City and State of New York on the llth day of March, 1993.

                                                           TOMIN AMERICA INC.

                                                               /s/ Kazuo Miyaoka
                                                               ----------------
                                                               Kazuo Miyaoka
                                                               President

         Sworn to before me this
         llth day of March, 1993.

             /s/ Anthony Corbo
             -----------------
                 Notary Public

[ANTHONY CORBO SEAL]

                             [LETTER HEAD OF TOMEN]

                                                           Letter No. NWC-697/93
                                                           Date: March 25, 1993

         TO WHOM IT MAY CONCERN:

                                      PROXY

         We, TOMIN CORPORATION, a Japanese corporation, having its principal place of business at 14-27, Akasaka 2-chome, Minato-ku, Tokyo, Japan, in our capacity as shareholder of Aluminum Wheel Technology, Inc. (Hereinafter referred to as "ALUMITEC"), do hereby make, constitute and appoint Mr. Jon S. Gardner, Vice President and General Manager of Corporate Development and Subsidiary operations of TOMEN AMERICA INC., our true and lawful Attorney, to act for us on our behalf, in our name, with the same force and effect as if we were actually present, by investing him with the following powers:

         (1) to attend the Meeting of Shareholders of ALUMITEC to be held in Somerset on the day of 7th April, 1993 and any and all adjournments thereof (Hereinafter referred to as "the Shareholders Meeting")

         (2) to vote for or against such matters as may properly come before the Shareholders Meeting in accordance with our instruction and in favor of proposals if no instruction therefor is indicated,

         (3) to appear before Notary Public and to sign the minutes, records and other documents or papers certifying the transactions made at the Shareholders Meeting,

         (4) to do any other acts and things necessary for the completion of the Shareholders Meeting.

         We further authorize the said Attorney to delegate his rights and powers hereby given to any person whom the said Attorney may think fit and appropriate.

         IN WITNESS WHEREOF, we have caused this Proxy to be executed by our duly authorized Representative Director, Mr. Yasuo Matsukawa this day of 25th March, 1993 in Tokyo.

                                                  TOMIN CORPORATION

                                                      /s/ YASUO MATSUKAWA
                                                      ------------------------
                                                      YASUO MATSUKAWA
                                                      Executive Vice President
                                                      Representative Director

                            ACTION BY WRITTEN CONSENT
                                       OF
                                SOLE STOCKHOLDER
                                       OF
                  HAYES LEMMERZ INTERNATIONAL - KENTUCKY, INC.

         THE UNDERSIGNED, being the sole stockholder of Hayes Lemmerz International - Kentucky, Inc., a Delaware corporation (the "Company"), acting pursuant to Section 242 of the Delaware Corporation Law, hereby adopts the following resolutions with the same force and effect as if such resolutions had been unanimously adopted at a duly convened meeting of the stockholders of the Company and directs that this consent be filed with the minutes of the proceedings of the stockholders of the Company:

Election of Director

                  RESOLVED, that Larry Karenko is hereby elected as the Director of the Company until his successor is duly elected and qualified.

         IN WITNESS WHEREOF, the undersigned, being the sole stockholder of Hayes Lemmerz International - Kentucky, Inc. has executed this unanimous written consent as of the 11th day of March, 2002.

                                                  HAYES LEMMERZ INTERNATIONAL -
                                                  OHIO, INC.

                                                   By: /s/ Daniel M. Sandberg
                                                       ----------------------
                                                       Daniel M. Sandberg
                                                       Vice President